Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No.
333-184193 Dated February 5, 2014

Deutsche Bank Commodity Indices

February 2014

Contents

Section
1.  Optimum Yield Indices
      *  DB Commodity Booster - DJUBS ERAC Index
      *  DB Commodity Booster DJUBS - TV14 ERAC Index
      *  DB Commodity Booster - Benchmark Index
2.  Mean Reversion Indices
      *  DBLCI - MR Index
      *  DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index
      *  DB MR Enhanced 15 Index
      *  DBLCI - MR+ Index
3.  Market Neutral Indices
      *  DB Commodity Harvest ERAC Index
      *  DB Commodity Harvest -- 10 ERAC Index
4.  Long-Short Indices
      *  DB Commodity Backwardation Alpha 22 Index
5.  DB Commodity Risk Parity 18 Index
6.  Optimum Yield Enhanced Indices
      *  DB Commodity Booster OYE DJUBS Index
      *  DB Commodity Booster OYE Benchmark Light Energy Index
      *  DB Commodity Curve Alpha ERAC Index
      *  DB Commodity Curve Alpha ERAC 10 Index
Appendix
1   Appendix

Executive Summary

The Evolution of Commodity Markets

[]  Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]  An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]  Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]  As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DB Commodity Backwardation Alpha 22				✓		
DB Commodity Risk Parity 18 Index			✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank

4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[]  Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity

Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
Weights are rebalanced annually.

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
    ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Embedded Cost: 0.70% per annum

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Booster -- DJUBS ERAC

Index Construction

     Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Jan 2014
2 ERAC: Excess Return After Cost

DB Commodity Booster – DJUBS ERAC

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 12 Oct 2010
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DJUBS
S&P-GSCI
DB Commodity Booster - DJUBS ERAC

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	32.58
Precious Metal	15.48
Industrial Metal	15.93
Agriculture	36.00

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Booster — DJUBS ERAC	DJUBS	S&P-GSCI
Annualized Returns	4.5%	-0.7%	-1.0%
Volatility	17.2%	18.6%	24.9%
Sharpe Ratio[2]	0.26	-0.04	-0.04
Maximum Drawdown	-54.3%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-51.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	46% / -48.8%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.2% / -38.5%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.5%	0.1%	0.2%
% Months with Gains	59.5%	57.0%	56.2%
Correlation			
DJUBS	0.97	1.00	0.91
S&P-GSCI	0.89	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Booster – DJUBS ERAC	DJUBS	S&P-GSCI
2004	22.26%	7.64%	15.65%
2005	29.73%	17.54%	21.61%
2006	11.79%	-2.71%	-19.07%
2007	15.87%	11.08%	26.81%
2008	-30.94%	-36.61%	-47.29%
2009	18.97%	18.72%	13.30%
2010	16.13%	16.67%	8.88%
2011	-9.77%	-13.37%	-1.23%
2012	0.21%	-1.14%	-0.01%
2013	-11.24%	-9.58%	-1.28%
2014 YTD	-1.26%	0.29%	-1.64%
Annualized Return	4.46%	-0.69%	-1.04%

Notes:

1 Source: Bloomberg. DB Commodity Booster – DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster – DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]  Composition: Same base weights as the DJUBS Index

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
    ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
    ERAC Index with a view to target a volatility of 14%. Exposure is capped at
    500%.

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

  Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively

        Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Jan 2014
2 ERAC: Excess Return After Cost

DB Commodity Booster DJUBS – TV14 ERAC

Performance Analysis

Index Returns [1]



300
250
200
150
100
50
0
Live Date: 12 October 2010
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Booster - DJUBS ERAC
DJUBS
DB Commodity Booster DJUBS - TV14 ERAC

Index Exposure [1]

Current Exposure to DB Commodity Booster – DJUBS ERAC	212.12%
Underlying Sector	**Current Weight (%)**
Energy	32.58
Precious Metal	15.48
Industrial Metal	15.93
Agriculture	36.00

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Booster DJUBS - TV 14 ERAC	DB Commodity Booster – DJUBS ERAC	DJUBS
Annualized Returns	5.1%	4.5%	-0.7%
Volatility	14.7%	17.2%	18.6%
Sharpe Ratio	0.34	0.26	-0.04
Maximum Drawdown	-37.8%	-54.3%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.2%	-51.7%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	41% / -31.6%	46% / -48.8%	39.9% / -52.7%
Rolling 3 Months	21.6% / -23.6%	24.2% / -38.5%	24.7% / -39.7%
Average Monthly Returns	0.5%	0.5%	0.1%
% Months with Gains	59.5%	59.5%	57.0%
Correlation			
DB Commodity Booster – DJUBS ERAC	0.94	1.00	0.97
DJUBS	0.92	0.97	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return / ERAC Indices: DB Commodity Booster DJUBS - TV 14 ERAC	DB Commodity Booster – DJUBS ERAC	DJUBS
2004	26.18%	22.26%	7.64%
2005	29.49%	29.73%	17.54%
2006	10.23%	11.79%	-2.71%
2007	15.91%	15.87%	11.08%
2008	-16.19%	-30.94%	-36.61%
2009	12.73%	18.97%	18.72%
2010	15.63%	16.13%	16.67%
2011	-8.94%	-9.77%	-13.37%
2012	-2.25%	0.21%	-1.14%
2013	-16.79%	-11.24%	-9.58%
2014 YTD	-2.61%	-1.26%	0.29%
Annualized Return	5.05%	4.46%	-0.69%

Notes:

1 Source: Bloomberg. DB Commodity Booster DJUBS – TV14 ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS – TV14 ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices. Current weights shown are for DB Commodity Booster – DJUBS ERAC Index

Deutsche Bank

11

DB Commodity Booster -- Benchmark

Index Summary

[]  Composition: Same base weights as the S and P GSCI Index

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
    ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

DB Commodity Booster -- Benchmark

Index Construction

Index replicates the S and P GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Jan 2014

DB Commodity Booster – Benchmark

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 15 Dec 2007
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DJUBS
S&P-GSCI
DB Commodity Booster - Benchmark

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	72.33
Precious Metal	2.72
Industrial Metal	6.48
Agriculture & Livestock	18.45

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
Annualized Returns	6.7%	-0.7%	-1.0%
Volatility	22.2%	18.6%	24.9%
Sharpe Ratio	0.30	-0.04	-0.04
Maximum Drawdown	-64.6%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-60.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	76.3% / -56.7%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	33.4% / -47.4%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.7%	0.1%	0.2%
% Months with Gains	55.4%	57.0%	56.2%
Correlation			
DJUBS	0.89	1.00	0.91
S&P-GSCI	0.98	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
2004	38.49%	7.64%	15.65%
2005	41.80%	17.54%	21.61%
2006	-2.31%	-2.71%	-19.07%
2007	25.49%	11.08%	26.81%
2008	-36.65%	-36.61%	-47.29%
2009	20.31%	18.72%	13.30%
2010	9.69%	16.67%	8.88%
2011	-0.55%	-13.37%	-1.23%
2012	0.60%	-1.14%	-0.01%
2013	-1.86%	-9.58%	-1.28%
2014 YTD	-2.67%	0.29%	-1.64%
Annualized Return	6.70%	-0.69%	-1.04%

Notes:

1 Source: Bloomberg. DB Commodity Booster – Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster – Benchmark Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
14

Mean Reversion Indices

Section 2

DBLCI -MR

Index Summary

[]  Components: Tracks the performance of a basket of 6 commodity futures:
    Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]  Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
    Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]  Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]  Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

DBLCI -MR

Index Construction

      Invests in 6 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

Source: Deutsche Bank, 2014

Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 31 Jan 2014

DBLCI-MR

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 28 Feb 2003
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI
DJUBS
DBLCI - MR

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
Energy
Industrial Metals
Precious Metals
Agriculture

Performance Analysis [1]

Jan 2004 – Jan 2014	DBLCI-MR	DBLCI	DJUBS
Annualized Returns	7.4%	2.7%	-0.7%
Volatility	21.3%	22.7%	18.6%
Sharpe Ratio	0.35	0.12	-0.04
Maximum Drawdown	-62.8%	-65.2%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Mar-09
Max Monthly Consecutive Loss	-59.0%	-61.9%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	84% / -56.3%	83.1% / -60.7%	39.9% / -52.7%
Rolling 3 Months	33.3% / -43.1%	28.4% / -47.4%	24.7% / -39.7%
Average Monthly Returns	0.8%	0.4%	0.1%
% Months with Gains	58.7%	54.5%	57.0%
Correlation			
DBLCI	0.91	1.00	0.90
DJUBS	0.84	0.90	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI-MR	DBLCI	DJUBS
2004	25.85%	26.11%	7.64%
2005	2.96%	13.89%	17.54%
2006	39.22%	3.06%	-2.71%
2007	42.49%	34.67%	11.08%
2008	-35.43%	-39.60%	-36.61%
2009	22.29%	10.17%	18.72%
2010	13.62%	12.33%	16.67%
2011	-2.47%	-1.13%	-13.37%
2012	3.33%	0.79%	-1.14%
2013	-9.05%	-9.58%	-9.58%
2014 YTD	-2.46%	-2.07%	0.29%
Annualized Return	7.43%	2.75%	-0.69%

Notes:

1 Source: Bloomberg. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI – MR Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
18

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Index Summary

[]  Components: Tracks the performance of a basket of 11 commodities: Aluminum,
    Nickel, Zinc, Copper, Lead, WTI Crude Oil, Gold, Silver, Corn, Wheat and
    Soybeans.

[]  Wheat : Wheat exposure is taken through an equally-weighted basket of
    Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]  Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
    Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations are first subject to a 32% cap and then to 18% cap on subsequent commodities.

[]  Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
    technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]  Embedded Cost: 1.00% per annum

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMNGU)

Note:
1 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Index Construction

    Invests in 11 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

              Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

Source: Deutsche Bank, 2014 Notes:
1 Base Weights of DBLCI-MR Enhanced ex NG ERAC Index. Current Weights as of 31
Jan 2014
2 ERAC: Excess Return After Cost

DBLCI – Mean Reversion Enhanced ex NG ERAC

Performance Analysis

Index Returns [1]



Live Date: 30 Aug 2012
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI - MR
DJUBS
DBLCI Mean Reversion Enhanced ex NG ERAC

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	27.19
Precious Metal	21.20
Industrial Metal	26.78
Agriculture	24.83

Performance Analysis [1]

Jan 2004 – Jan 2014	DBLCI Mean Reversion Enhanced ex NG ERAC	DBLCI-MR	DJUBS
Annualized Returns	10.0%	7.4%	-0.7%
Volatility	20.4%	21.3%	18.6%
Sharpe Ratio	0.49	0.35	-0.04
Maximum Drawdown	-50.9%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Dec-08	Feb-09	Mar-09
Max Monthly Consecutive Loss	-46.9%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	72.9% / -43.2%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	38.1% / -38.4%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	1.0%	0.8%	0.1%
% Months with Gains	59.5%	58.7%	57.0%
Correlation			
DBLCI – MR	0.89	1.00	0.84
DJUBS	0.86	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DBLCI Mean Reversion Enhanced ex NG ERAC	DBLCI-MR	DJUBS
2004	20.87%	25.85%	7.64%
2005	11.93%	2.96%	17.54%
2006	29.59%	39.22%	-2.71%
2007	34.65%	42.49%	11.08%
2008	-25.15%	-35.43%	-36.61%
2009	55.25%	22.29%	18.72%
2010	19.46%	13.62%	16.67%
2011	-9.69%	-2.47%	-13.37%
2012	3.22%	3.33%	-1.14%
2013	-12.66%	-9.05%	-9.58%
2014 YTD	-2.11%	-2.46%	0.29%
Annualized Return	9.98%	7.43%	-0.69%

Notes:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced ex NG ERAC has been retrospectively calculated and did not exist prior to 30 August 2012 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI – Mean Reversion Enhanced ex NG ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank
21

DB MR Enhanced 15

Index Summary

[]  Components: Tracks the performance of a basket of 12 commodities: Aluminum,
    Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
    Wheat and Soybeans

[]  Wheat (1): Wheat exposure is taken through an equally-weighted basket of
    Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]  Dynamic Weights and Diversification (2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
    Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]  Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
    technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]  Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]  Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

Notes:
1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

DB MR Enhanced 15

Index Construction

    Invests in 12 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

              Employs OY technology seeking to maximize roll yield and Target
Volatility technology with the aim of obtaining a smoother return profile

Note:
1 Base Weights of DBLCI -- Mean Reversion Enhanced Index
2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31

DB MR Enhanced 15

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 28 Sep 2009
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI Mean Reversion Enhanced
DJUBS
DB MR Enhanced 15

Historical Exposure [1]



200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.18%
Current Exposure[1]: 197.37%
Mar-04
Mar-06
Mar-08
Mar-10
Mar-12
Participation(L)
3m MRE Vol(R)
MRE TV15 Average Vol(R)
Target Vol(R)

Performance Analysis [1]

Jan 2004 – Jan 2014	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
Annualized Returns	6.1%	4.8%	-0.7%
Volatility	15.4%	19.8%	18.6%
Sharpe Ratio	0.40	0.24	-0.04
Maximum Drawdown	-42.1%	-55.9%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-53.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	51.8% / -31.1%	71.2% / -46.5%	39.9% / -52.7%
Rolling 3 Months	22.8% / -22.2%	36% / -37.4%	24.7% / -39.7%
Average Monthly Returns	0.6%	0.5%	0.1%
% Months with Gains	54.5%	54.5%	57.0%
Correlation			
DBLCI-MR	0.93	1.00	0.85
DJUBS	0.81	0.85	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
2004	25.18%	23.16%	7.64%
2005	15.77%	10.43%	17.54%
2006	30.96%	28.54%	-2.71%
2007	24.84%	26.67%	11.08%
2008	-11.82%	-26.29%	-36.61%
2009	18.57%	37.53%	18.72%
2010	5.99%	5.29%	16.67%
2011	-16.78%	-21.87%	-13.37%
2012	-5.02%	-4.42%	-1.14%
2013	-9.29%	-7.37%	-9.58%
2014 YTD	-3.03%	-1.52%	0.29%
Annualized Return	6.14%	4.83%	-0.69%

Notes:

1 Source: Bloomberg. DB MR Enhanced 15 has been retrospectively calculated and did not exist prior to 28 September 2009 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

24

DBLCI MR+

Index Summary

[]  Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
    Crude Oil, Heating Oil, Gold, Corn and Wheat

[]  Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture

[]  Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to
    DBLCI-MR is based on the number of periods with positive returns

[]  Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
    +/-- 5% than the five-year moving average

[]  Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]  Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

DBLCI MR+

Index Construction

             Invests in 6 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

 Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 31 Jan 2014
3 Returns are calculated as of 6(th) business day of each month, from Jan 2013 to Jan 2014.

DBLCI MR+

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 20 Jun 2007
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI - MR
DJUBS
DBLCI MR+

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
1,400
1,200
1,000
800
600
400
200
0
Current Participation [1]: 0.00%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
Participation(L)
DBLCI - MR(R)

Performance Analysis [1]

Jan 2004 – Jan 2014	DBLCI MR+	DBLCI-MR	DJUBS
Annualized Returns	7.0%	7.4%	-0.7%
Volatility	15.1%	21.3%	18.6%
Sharpe Ratio	0.46	0.35	-0.04
Maximum Drawdown	-33.8%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jun-10	Feb-09	Mar-09
Max Monthly Consecutive Loss	-27.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Nov-08	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	81.8% / -31.4%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	28.4% / -26.7%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	0.6%	0.8%	0.1%
% Months with Gains	51.2%	58.7%	57.0%
Correlation			
DBLCI – MR	0.85	1.00	0.84
DJUBS	0.71	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI MR+	DBLCI-MR	DJUBS
2004	24.07%	25.85%	7.64%
2005	-4.53%	2.96%	17.54%
2006	24.53%	39.22%	-2.71%
2007	38.57%	42.49%	11.08%
2008	-0.67%	-35.43%	-36.61%
2009	8.87%	22.29%	18.72%
2010	2.36%	13.62%	16.67%
2011	-2.84%	-2.47%	-13.37%
2012	-2.45%	3.33%	-1.14%
2013	-7.36%	-9.05%	-9.58%
2014 YTD	-0.19%	-2.46%	0.29%
Annualized Return	7.02%	7.43%	-0.69%

Notes:

1 Source: Bloomberg. DBLCI MR+ has been retrospectively calculated and did not exist prior to 20 June 2007 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI MR+ Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

27

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[]  Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
    S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
    Benchmark Light Energy Index, an Optimum Yield version of the S and P Goldman
    Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[]  Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
    technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Embedded Cost: 0.60% per annum

[]  Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Harvest ERAC

Index Construction

        Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Jan 2014
2 ERAC: Excess Return After Cost

DB Commodity Harvest ERAC

Performance Analysis

Index Returns [1]



300
250
200
150
100
50
0
Live Date: 14 Oct 2008
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Booster - Benchmark Light Energy
S&P-GSCI Light Energy
DB Commodity Harvest ERAC

Index Constituents [1]

Index	Current Weight (%)
DB Commodity Booster – Benchmark Light Energy	100
S&P Goldman Sachs Light Energy Index	–100

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
Annualized Returns	4.0%	4.5%	-0.4%
Volatility	3.1%	17.9%	19.4%
Sharpe Ratio	1.29	0.25	-0.02
Maximum Drawdown	-6.5%	-56.8%	-60.9%
Start Date	Feb-09	Jul-08	Jul-08
End Date	Jul-13	Mar-09	Feb-09
Max Monthly Consecutive Loss	-5.3%	-53.8%	-42.0%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	17% / -4.9%	51.7% / -50.3%	48.2% / -55.8%
Rolling 3 Months	6.4% / -5.6%	24.8% / -42.4%	26.1% / -44.6%
Average Monthly Returns	0.3%	0.5%	0.1%
% Months with Gains	66.1%	56.2%	54.5%
Correlation			
DB Commodity Booster – Benchmark Light Energy	-0.39	1.00	0.98
S&P-GSCI Light Energy	-0.52	0.98	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
2004	12.84%	22.05%	7.31%
2005	10.17%	28.51%	15.51%
2006	12.30%	9.15%	-3.77%
2007	-0.44%	17.49%	17.16%
2008	10.61%	-33.20%	-40.39%
2009	0.58%	17.02%	15.17%
2010	-1.38%	16.11%	16.94%
2011	1.58%	-5.21%	-7.28%
2012	-0.89%	1.46%	1.60%
2013	-2.02%	-9.40%	-8.16%
2014 YTD	-0.96%	-2.11%	-1.21%
Annualized Return	4.03%	4.49%	-0.42%

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

31

DB Commodity Harvest -- 10 ERAC

Index Summary

[]  Market Neutral Strategy: The DB Commodity Harvest Index goes short the S and P
    Goldman Sachs Light Energy Index and long the DB Commodity Booster --
    Benchmark Light Energy Index, an Optimum Yield version of the S and P Goldman
    Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]  Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
    technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]  Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC

Index Construction

       Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 Jan 2014
2 ERAC: Excess Return After Cost

DB Commodity Harvest – 10 ERAC

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Live Date: 14 Oct 2008
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Harvest ERAC
S&P-GSCI Light Energy
DB Commodity Harvest - 10 ERAC

Historical Exposure [1]



600%
500%
400%
300%
200%
100%
0%
Current Exposure [1]: 500.00%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14

Performance Analysis[1]

Jan 2004 – Jan 2014	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
Annualized Returns	11.4%	4.0%	-0.4%
Volatility	10.7%	3.1%	19.4%
Sharpe Ratio	1.07	1.29	-0.02
Maximum Drawdown	-27.6%	-6.5%	-60.9%
Start Date	Jun-10	Feb-09	Jul-08
End Date	Jan-14	Jul-13	Feb-09
Max Monthly Consecutive Loss	-17.2%	-5.3%	-42.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	66.4% / -21.5%	17% / -4.9%	48.2% / -55.8%
Rolling 3 Months	20.9% / -17.6%	6.4% / -5.6%	26.1% / -44.6%
Average Monthly Returns	1.0%	0.3%	0.1%
% Months with Gains	66.1%	66.1%	54.5%
Correlation			
DB Commodity Harvest ERAC	0.96	1.00	-0.52
S&P-GSCI Light Energy	-0.49	-0.52	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
2004	47.35%	12.84%	7.31%
2005	34.80%	10.17%	15.51%
2006	36.68%	12.30%	-3.77%
2007	-2.51%	-0.44%	17.16%
2008	39.69%	10.61%	-40.39%
2009	1.85%	0.58%	15.17%
2010	-5.88%	-1.38%	16.94%
2011	3.51%	1.58%	-7.28%
2012	-6.10%	-0.89%	1.60%
2013	-9.13%	-2.02%	-8.16%
2014 YTD	-4.80%	-0.96%	-1.21%
Annualized Return	11.43%	4.03%	-0.42%

Notes:

1 Source: Bloomberg. DB Commodity Harvest – 10 ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest – 10 ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

34

Long-Short Indices

Section 4

DB Commodity Backwardation Alpha 22

Index Summary

[]  Concept: The Index goes long the top 11 backwardated commodities, and short the remaining 11 commodities, from a universe of 22 commodities. The hypothesis is that the backwardated commodities' basket will outperform the basket of the remaining commodities.

[]  Components: 22 commodities futures spanning the energy, industrial metals, agriculture and precious metals sectors.

[]  Summary: The strategy goes long the 11 commodities with the most backwardation (or least contango) with a weight of 1/11 each and shorts the remaining 11 commodities with a weight of 1/11 each.

--  Short exposure is provided via front month contracts

--  Long exposure is provided via OY Enhanced single commodity Indices

[]  'Backwardation' Measure: Backwardation for each commodity is measured as the weighted backwardation of the basket of contracts included in the Optimum
    Yield Enhanced Index for such commodity.

[]  Rebalancing: The index is rebalanced every month at the end of the 2(nd)
    index business day of the month.

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBRCBWUE)

DB Commodity Backwardation Alpha 22

Index Construction

DB Commodity Backwardation Alpha 22

Performance Analysis

Index Returns [1]



750
600
450
300
150
0
Live Date: 15 Oct 2012
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
S&P GSCI
DJUBS
DB Commodity Backwardation Alpha 22

Performance Analysis[1]

Jan 2004 – Jan 2014	DB Commodity Backwardation Alpha 22	S&P GSCI	DJUBS
Annualized Returns	19.5%	-1.0%	-0.7%
Volatility	13.9%	24.9%	18.6%
Sharpe Ratio	1.40	-0.04	-0.04
Maximum Drawdown	-18.8%	-71.6%	-57.1%
Start Date	Apr-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Mar-09
Max Monthly Consecutive Loss	-14.9%	-67.8%	-54.5%
Start Date	Apr-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	67.4% / -13.8%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	24.4% / -17.1%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.6%	0.2%	0.1%
% Months with Gains	69.4%	56.2%	57.0%
Correlation			
S&P GSCI	0.06	1.00	0.91
DJUBS	0.06	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices: DB Commodity Backwardation Alpha 22	S&P GSCI	DJUBS
2004	30.90%	15.65%	7.64%
2005	40.71%	21.61%	17.54%
2006	48.18%	-19.07%	-2.71%
2007	10.97%	26.81%	11.08%
2008	26.71%	-47.29%	-36.61%
2009	35.40%	13.30%	18.72%
2010	3.73%	8.88%	16.67%
2011	8.35%	-1.23%	-13.37%
2012	-3.31%	-0.01%	-1.14%
2013	5.15%	-1.28%	-9.58%
2014 YTD	1.38%	-1.64%	0.29%
Annualized Return	19.46%	-1.04%	-0.69%

Notes:

1 Source: Bloomberg. DB Commodity Backwardation Alpha 22 has been retrospectively calculated and did not exist prior to 15 October 2012 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Backwardation Alpha 22 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
38

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18

Index Summary

[]  Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
    Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]  Components: The 4 sector indices used to construct the index are: DBLCI-OY
    Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal Index
    and DBLCI-OY Agriculture Index.

[]  Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]  Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
    from the list of tradable futures which expire in the next 13 months []
    Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

DB Commodity Risk Parity 18

Index Construction

Note:
1 Current weights are as of 31 Jan 2014

DB Commodity Risk Parity 18

Performance Analysis

Index Returns [1]


Live Date: 12 Dec 2010
500
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
S&P GSCI
DJUBS
DB Commodity Risk Parity 18

Historical Exposure[1]


Exposure to DBLCI – OY Energy [2]: 64.38%
Exposure to DBLCI – OY Agriculture [2]: 117.81%
Exposure to DBLCI – OY Precious Metal [2]: 36.78%
Exposure to DBLCI – OY Industrial Metal [2]: 62.66%
300%
250%
200%
150%
100%
50%
0%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
Energy
Agriculture
Precious Metals
Base Metals

Performance Analysis[1]

Jan 2004 – Jan 2014	DB Commodity Risk Parity 18	S&P GSCI	DJUBS
Annualized Returns	10.5%	-1.0%	-0.7%
Volatility	19.5%	24.9%	18.6%
Sharpe Ratio	0.54	-0.04	-0.04
Maximum Drawdown	-44.4%	-71.6%	-57.1%
Start Date	Apr-11	Jul-08	Jul-08
End Date	Jan-14	Feb-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-67.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	118.5% / -35%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	47.9% / -28.8%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.0%	0.2%	0.1%
% Months with Gains	55.4%	56.2%	57.0%
Correlation			
S&P GSCI	0.74	1.00	0.91
DJUBS	0.85	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DB Commodity Risk Parity 18	S&P GSCI	DJUBS
2004	34.22%	15.65%	7.64%
2005	57.65%	21.61%	17.54%
2006	26.76%	-19.07%	-2.71%
2007	20.15%	26.81%	11.08%
2008	-17.48%	-47.29%	-36.61%
2009	26.22%	13.30%	18.72%
2010	27.90%	8.88%	16.67%
2011	-7.48%	-1.23%	-13.37%
2012	1.63%	-0.01%	-1.14%
2013	-26.18%	-1.28%	-9.58%
2014 YTD	-7.80%	-1.64%	0.29%
Annualized Return	10.53%	-1.04%	-0.69%

Notes:

1 Source: Bloomberg. DB Commodity Risk Parity 18 has been retrospectively calculated and did not exist prior to 12 December 2010 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
42

Optimum Yield Enhanced Indices

Section 8

DB Commodity Booster OYE DJUBS

Index Summary

[]  Composition: Same base weights as the DJUBS Index. Weights are rebalanced annually

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
    Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--  Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--  For livestock, exposure is to three-month forward contracts

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBCMODUE)

DB Commodity Booster OYE DJUBS

Index Construction

Index replicates the DJUBS by using OY
 Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Rebalance Weights for 2014

DB Commodity Booster OYE DJUBS

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 31 Oct 2011
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DJUBS
S&P-GSCI
DB Commodity Booster OYE DJUBS

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	31.79
Precious Metal	15.67
Industrial Metal	16.59
Agriculture & Livestock	35.94

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Booster OYE DJUBS	DJUBS	S&P-GSCI
Annualized Returns	7.1%	-0.7%	-1.0%
Volatility	16.2%	18.6%	24.9%
Sharpe Ratio[2]	0.44	-0.04	-0.04
Maximum Drawdown	-52.1%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-49.4%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	50.7% / -45.6%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.3% / -36.9%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.7%	0.1%	0.2%
% Months with Gains	59.5%	57.0%	56.2%
Correlation			
DJUBS	0.97	1.00	0.91
S&P-GSCI	0.89	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster OYE DJUBS	DJUBS	S&P-GSCI
2004	24.99%	7.64%	15.65%
2005	34.94%	17.54%	21.61%
2006	14.89%	-2.71%	-19.07%
2007	19.35%	11.08%	26.81%
2008	-27.14%	-36.61%	-47.29%
2009	21.67%	18.72%	13.30%
2010	16.88%	16.67%	8.88%
2011	-6.80%	-13.37%	-1.23%
2012	1.11%	-1.14%	-0.01%
2013	-10.78%	-9.58%	-1.28%
2014 YTD	-0.48%	0.29%	-1.64%
Annualized Return	7.14%	-0.69%	-1.04%

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
46

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[]  Composition: Same base weights as the S and P GSCI Light Energy Index. Weights are rebalanced annually

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
    Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--  Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--  For livestock, exposure is to three-month forward contracts

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBRCOSUE)

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

Index replicates the S and P GSCI Light Energy by using OY
 Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Rebalance Weights for 2014

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns [1]



Live Date: 30 Nov 2011
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DJUBS
S&P-GSCI Light Energy
DB Commodity Booster OYE Benchmark Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Booster OYE Benchmark LE	DJUBS	S&P-GSCI Light Energy
Annualized Returns	6.9%	-0.7%	-0.4%
Volatility	17.2%	18.6%	19.4%
Sharpe Ratio[2]	0.40	-0.04	-0.02
Maximum Drawdown	-55.3%	-57.1%	-60.9%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-52.3%	-54.5%	-58.0%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	56.7% / -48.7%	39.9% / -52.7%	48.2% / -55.8%
Rolling 3 Months	24.5% / -41.1%	24.7% / -39.7%	26.1% / -44.6%
Average Monthly Returns	0.7%	0.1%	0.1%
% Months with Gains	57.9%	57.0%	54.5%
Correlation			
DJUBS	0.94	1.00	0.97
S&P-GSCI Light Energy	0.98	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster OYE Benchmark Light Energy	DJUBS	S&P-GSCI Light Energy
2004	24.74%	7.64%	7.31%
2005	34.84%	17.54%	15.51%
2006	12.68%	-2.71%	-3.77%
2007	20.90%	11.08%	17.16%
2008	-29.98%	-36.61%	-40.40%
2009	17.27%	18.72%	15.17%
2010	17.10%	16.67%	16.94%
2011	-1.82%	-13.37%	-7.27%
2012	1.65%	-1.14%	1.59%
2013	-8.99%	-9.58%	-8.16%
2014 YTD	-1.95%	0.29%	-1.21%
Annualized Return	6.91%	-0.69%	-0.42%

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
49

DB Commodity Curve Alpha ERAC

Index Summary

- **Composition:** DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S&P GSCI Light Energy Index. Weights are rebalanced annually
- **Market Neutral Strategy:** For each constituent commodity, the Index provides long exposure to the single commodity OY Enhanced Index and volatility adjusted short exposure to the corresponding S&P GSCI Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology
- **Volatility Weighting:** Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to (–100%) * 3-month realized volatility of the single commodity OY Enhanced Index / 3-month realized volatility of the single commodity GSCI index
- **Embedded Cost:** 0.75% per annum
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBRCOAEC)

Deutsche Bank
50

DB Commodity Curve Alpha ERAC

Index Construction

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 30 Nov 2011
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy
DB Commodity Curve Alpha ERAC

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark LE	S&P-GSCI Light Energy
Annualized Returns	6.1%	6.9%	-0.4%
Volatility	2.5%	17.2%	19.4%
Sharpe Ratio[2]	2.44	0.40	-0.02
Maximum Drawdown	-5.5%	-55.3%	-60.9%
Start Date	Jun-11	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Feb-09
Max Monthly Consecutive Loss	-2.4%	-52.3%	-58.0%
Start Date	Feb-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	19.4% / -4.1%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.7% / -2.4%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.5%	0.7%	0.1%
% Months with Gains	65.3%	57.9%	54.5%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.17	1.00	0.98
S&P-GSCI Light Energy	0.03	0.98	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark Light Energy	S&P-GSCI Light Energy
2003	16.21%	24.74%	7.31%
2004	17.04%	34.84%	15.51%
2005	10.63%	12.68%	-3.77%
2006	5.83%	20.90%	17.16%
2007	11.82%	-29.98%	-40.40%
2008	2.31%	17.27%	15.17%
2009	0.57%	17.10%	16.94%
2010	3.98%	-1.82%	-7.27%
2011	-1.17%	1.65%	1.59%
2012	-2.21%	-8.99%	-8.16%
2013 YTD	-0.88%	-1.95%	-1.21%
Annualized Return	6.14%	6.91%	-0.42%

Notes:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC has been retrospectively calculated and did not exist prior to 30 November 2011 (the "Live Date"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

52

DB Commodity Curve Alpha ERAC 10

Index Summary

[]  Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S and P GSCI Light Energy Index. Weights are rebalanced annually

[]  Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S and P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using
    DB's Optimum Yield Enhanced methodology

[]  Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
    (--100%) * 3-month realized volatility of the single commodity OY Enhanced
    Index / 3-month realized volatility of the single commodity GSCI index

[]  Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB Commodity Curve Alpha ERAC Index with a view to target a volatility of 10%. Exposure is capped at 600%.

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBRCOCUE)

DB Commodity Curve Alpha ERAC 10

Index Construction

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns [1]



Live Date: 30 Nov 2011
1,500
1,200
900
600
300
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Curve Alpha ERAC
S&P-GSCI Light Energy
DB Commodity Curve Alpha ERAC 10

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2004 – Jan 2014	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
Annualized Returns	26.5%	6.1%	-0.4%
Volatility	10.2%	2.5%	19.4%
Sharpe Ratio[2]	2.59	2.44	-0.02
Maximum Drawdown	-29.1%	-5.5%	-60.9%
Start Date	Aug-11	Jun-11	Jul-08
End Date	Jan-14	Jan-14	Feb-09
Max Monthly Consecutive Loss	-13.1%	-2.4%	-58.0%
Start Date	Feb-12	Feb-12	Jul-08
End Date	Jul-12	Jul-12	Feb-09
Max/Min Returns			
Rolling 12 Months	129.6% / -20.7%	19.4% / -4.1%	48.2% / -55.8%
Rolling 3 Months	37.2% / -12.4%	6.7% / -2.4%	26.1% / -44.6%
Average Monthly Returns	2.1%	0.5%	0.1%
% Months with Gains	65.3%	65.3%	54.5%
Correlation			
DB Commodity Curve Alpha ERAC	0.96	1.00	0.03
S&P-GSCI Light Energy	0.04	0.03	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
2003	93.81%	16.21%	7.31%
2004	97.40%	17.04%	15.51%
2005	56.71%	10.63%	-3.77%
2006	28.09%	5.83%	17.16%
2007	50.11%	11.82%	40.40%
2008	4.87%	2.31%	15.17%
2009	4.96%	0.57%	16.94%
2010	11.37%	3.98%	-7.27%
2011	-8.25%	-1.17%	1.59%
2012	-12.80%	-2.21%	-8.16%
2013 YTD	-5.25%	-0.88%	-1.21%
Annualized Return	26.49%	6.14%	-0.42%

Notes:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC 10 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 31 Jan 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

55

Appendix

Appendix 1

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]  Underlying price movement

[]  Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]  Collateral Yield

[]  Interest earned on capital held as collateral

[]  Spot Return

[]  Change in front month futures contract

[]  Roll Return

[]  Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

[]  The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

Historical Commodity Allocation of the DBLCI -MR since 2006

DBLCI -MR Outperformance to DBLCI

     Outperformance
Year             (%)
2006           36.15
2007            7.82
2008            4.17
2009           12.12
2010            1.30
2011           -1.34
---- ---------------

Source: Bloomberg

Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3 Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

MR+

[]  DBLCI-MR Plus (TM) Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR (TM) Excess Return Index

[]  Mandatory rebalancing takes place on a monthly basis

[]  At each monthly rebalancing, the allocation in the DBLCI-MR (TM) Excess
    Return strategy is determined based on the performance of the DBLCI-MR (TM)
    Excess Return over the previous 12 months

[]  Twelve performance indicators are built, reflecting the performance of
    DBLCI-MR (TM) Excess Return over previous 12-months, 11-months, 10-months

[]  3-months, 2-months, 1-month

[]  The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR (TM) Excess Return performance is greater than zero. The current allocation is 0.00% (see table)

[]  Rules based momentum strategy with no human intervention, only execution

[]  The allocation can be as low as 0% and as high as 100%

Notes: Returns are calculated as of 6(th) business day of each month, from Jan
2013 to Jan 2014.

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]  Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[]  Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield Index

Contract Selection

[]  When: The OY index rolls out of a currently held contract one month prior to delivery month of the contract

[]  New Contract Selection:

--  the new contract is selected on the first business day of the month from the list of eligible contracts -- eligible contracts for selection are contracts with delivery months 2 months after current month to 13 months after current month

--  the eligible contract with the highest annualized implied roll yield is selected. If two or more contracts are tied for the maximum roll yield, the contract with the shorter tenor is selected

Optimized Yield Index

Contract Selection (Cont'd)

[]  Implied Roll Yield measurement:

--  implied roll yield for each eligible contract is measured as:

--  Y(t,i): on any day t, the implied roll yield for entering into the commodity futures contract with exchange expiration month i

--  PC(t,b): Closing price of the base commodity future b

--  PC(t,i): Closing price of any eligible futures contract i

--  F(t,i,b): Fraction of year between expiry dates of the base futures contract
    b and the futures contract with exchange expiration month i. Calculated as number of calendar days between dates divided by 365

--  b: Base commodity future is the commodity future currently in the index

[]  Roll Period is 2nd to 5th business days of the month

[]  OY index rolls a specified number of units of the commodity every day during the roll period

Optimum Yield

Annualized Excess returns from Jan 2004 to Jan 2014.
Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Energy Sector

Agriculture Sector

Base Metals Sector

Precious Metals Sector

Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006 (the "Live Date"). Indices have very limited performance history and no actual investment which allowed tracking of the performance of these
Indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Indices will perform in the future. See Risk Considerations for more information. 63
2 Data from 31 Dec 2003 till 31 Jan 2014. Source: Bloomberg

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I
Realized Volatility Monitoring Based on Last 90 Days Returns

Step II
Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum

Step III
Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Deutsche Bank

64

Risk-Parity Technology

[]  On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula

[]  Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
    90-day historical levels based on log returns

[]  The amount of risk contributed, i, to the portfolio by the i(th) sector index is then calculated according to (RC)

[]  We then solve the above set of non linear equations for each (W)i with the following constraints 1) (W)i [] 0 for each i

2) (RC)1 (= RC)2 (= RC)3 (= RC)4

3) (R)P = TV, where TV is some pre-defined   target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one
degree-of-freedom   open.  Constraint 3) above fixes this final
degree-of-freedom   by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified)  risk within the portfolio of sector exposures

Overview of OY Enhanced

[]  For each commodity, exposure is provided to 3 sub-indices :

--  Short-Term Index: invests in the front month contract - the same as GSCI contract

--  Medium-Term Index: invests in a long-term liquid contract

--  Long-Term Index: invests in an even longer-term liquid contract

[]  Roll: Each sub-index rolls into its target contract between the 2(nd) and
    6(th) business days of each month

[]  Rebalance: Exposure to each sub-index is computed at the close of the 1st business day of each month. Rebalance is implemented at the close of the
    2(nd) business day of the month

Construction of OY Enhanced

[]  The Optimum Yield Enhanced (OYE) indices diversify their exposure over three points of the relevant commodity's forward curve , the short term contract, the medium term contract and the long term contract

[]  The methodology considers implied roll yields as well as historical volatility of curve shape to determine the exposure to be provided to the 3 different contracts.

[]  Exposure to the three contracts is rebalanced on a monthly basis, thereby providing the flexibility to react to any change in curve shape.

OY Enhanced Roll

- Choice of contracts for each component index is illustrated with Sugar below

Sugar												
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Short-Term Index	H	K	K	N	N	V	V	V	H *	H *	H *	H *
Medium-Term Index	V	V	V	V	V	H *	H *	H *	V *	V *	V *	V *
Long-Term Index	H *	H *	H *	H *	H *	V *	V *	V *	H **	H **	H **	H **
* indicates next year's contract	** indicates next to next year's contract											

- Table above shows the contracts into which each index will roll in the month mentioned in the top row
- Short-Term Index:
  - Rolls into H contract in Jan, K in Feb, etc. In Sep, it rolls into H contract of the next year.
  - This roll schedule matches the S&P GSCI index roll schedule (roll period for the 2 indices is different – GSCI rolls between 5th and 9th business days of the month; OYE rolls between 2nd and 6th business days of the month)
- Medium-Term Index:
  - For each commodity, 2 named contracts per year are specified as Liquid Contracts. For Sugar, these are H and V.
  - The Medium-Term contract provides exposure to the first Liquid Contract available whose delivery month is after the Short-term Index contract's delivery month
- Long-Term Index:
  - Provides exposure to the first Liquid Contract available whose delivery month is after the Medium-Term Index's delivery contract
- Unnecessary trading is avoided by maintaining continuity in contract exposures. E.g. In Jun, the Long-term Index rolls out of H * contract, the Medium-Term Index rolls out of V and into H *, and the Short-Term Index rolls into V. As a result, exposure is maintained to the H * and V contracts (although there might be a change in weights due to a change in Sharpe Ratios)

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68

OY Enhanced Rebalance

[]  For each commodity, exposure across the 3 sub-indices is computed as follows

1. Compute Implied Roll Return for each sub-index

[]  Spot Contract: Contract Short-Term Index rolled into in the previous month

[]  Target Contract: Contract Short-Term Index will roll into in the current month. If this is the same as Spot Contract, then it is replaced by the next available GSCI contract

[]  T: Days between expiry dates of Target Contract and Spot Contract / 365

2. Compute Volatility for each sub-index

[]  Compute daily returns, r(s), of the Spot Contract for last 61 business days

[]  Compute daily returns, r(t), of the Target Contract for last 61 business days

[]  Compute spread returns: r(spread) = r(t) -- r(s)

[]  Compute annualized volatility of spread returns

3. Compute Sharpe Ratio for each sub-index

4. Transform Sharpe Ratio of each sub-index  to a Probability Measure

[]  Probability Measure = Cumulative probability on a standard normal distribution for the computed Sharpe Ratio. The higher the Sharpe Ratio, the higher will be the Probability Measure. In this way, a Sharpe Ratio which can be negative or positive is transformed to a measure that is always positive and lies between 0 and 1.

5. Compute Exposures

[]  Normalize the Probability Measures so they add to 100% [] Exposure to each sub-index = the normalized Probability Measure

The rebalance calculation is performed at the end of the 1(st) business day of every month

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

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70

Comparative Performance Statistics

Annualized Returns for Various Indices							
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	-2.07%	-13.48%	-4.83%	3.25%	2.42%	22.71%	0.11
S&P GSCI ™	-1.64%	-6.95%	-2.36%	5.37%	-1.08%	24.90%	-0.04
DJ-UBSCI ℠	0.29%	-11.43%	-8.37%	2.60%	-0.87%	18.55%	-0.05
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	-1.26%	-13.77%	-7.99%	3.06%	4.27%	17.19%	0.25
DB Commodity Booster DJUBS – TV14 ERAC	-2.61%	-20.86%	-10.70%	-0.81%	4.79%	14.65%	0.33
DB Commodity Booster – Benchmark	-2.67%	-7.84%	-2.96%	5.97%	6.62%	22.24%	0.30
Mean Reversion Based Indices							
DBLCI-MR	-2.46%	-13.37%	-4.75%	6.83%	7.04%	21.31%	0.33
DBLCI – Mean Reversion Enhanced ex NG ERAC	-2.11%	-17.15%	-8.37%	9.31%	9.68%	20.45%	0.47
DBLCI MR Enhanced 15	-3.03%	-13.89%	-11.97%	-2.08%	5.74%	15.41%	0.37
DBLCI MR+	-0.19%	-8.62%	-5.35%	-0.35%	6.63%	15.11%	0.44
Market Neutral Indices							
DB Commodity Harvest ERAC	-0.96%	-1.88%	-1.06%	-0.90%	3.99%	3.11%	1.28
DB Commodity Harvest – 10 ERAC	-4.80%	-8.46%	-6.78%	-4.90%	11.34%	10.68%	1.06
DB Commodity Backwardation Alpha 22	1.38%	4.88%	3.67%	8.83%	20.07%	13.95%	1.44
DB Commodity Risk Parity 18	-7.80%	-33.15%	-14.01%	0.83%	10.02%	19.54%	0.51
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE DJUBS	-0.48%	-12.78%	-6.47%	4.68%	6.95%	16.26%	0.43
DB Commodity Booster OYE Benchmark LE	-1.95%	-12.68%	-5.23%	5.06%	6.68%	17.22%	0.39
DB Commodity Curve Alpha ERAC	-0.88%	-2.48%	-0.73%	0.33%	6.05%	2.51%	2.41
DB Commodity Curve Alpha ERAC 10	-5.25%	-14.28%	-7.45%	-1.87%	26.10%	10.21%	2.56
Other Asset Classes							
Equities (S&P 500)	-3.46%	21.52%	13.92%	19.17%	6.83%	20.45%	0.33
Fixed Income (US Govt. All Total Return)	1.65%	1.88%	4.03%	3.64%	4.41%	2.73%	1.62

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero. All indices have been retrospectively calculated and did not exist prior to their respective Live Date. Indices have very limited performance history and no actual investment which allowed tracking of the performance of these Indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Indices will perform in the future. Data till 31 Jan 2014. See Risk Considerations for more information.

1 Annualised return based on total return, excess return and ERAC

2 Annualised vol of the daily lognormal returns

Deutsche Bank

71

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DB Commodity Backwardation Alpha 22 Index	✓	
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Booster OYE DJUBS	✓	
DB Commodity Booster OYE Benchmark Light Energy	✓	
DB Commodity Curve Alpha ERAC	✓	
DB Commodity Curve Alpha ERAC 10	✓	

Deutsche Bank
72

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ex NG ERAC	DBLCMNGU <Index>	30 August 2012
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Booster OYE DJUBS	DBCMODUE <Index>	31 October 11
DB Commodity Booster OYE Benchmark Light Energy	DBRCOSUE <Index>	30 November 11
DB Commodity Curve Alpha ERAC	DBRCOAEC <Index>	30 November 11
DB Commodity Curve Alpha ERAC 10	DBRCOCUE <Index>	30 November 11
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	12 December 2010
DB Commodity Backwardation Alpha 22 Index	DBRCBWUE <Index>	15 October 2012
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank

73

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	20-Jun-14	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Mar-14	DBLCYECO Index	31 May 06
Heating Oil	31-Mar-14	DBLCOHOE Index	31 May 06
RBOB Gasoline	28-Nov-14	DBLCYERB Index	31 May 06
Gasoil	12-Jun-14	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-14	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	15-Oct-14	DBLCOALE Index	31 May 06
Copper	19-Mar-14	DBLCYECU Index	31 May 06
Zinc	17-Dec-14	DBLCYEZN Index	31 May 06
Nickel	17-Sep-14	DBLCYENI Index	31 May 06
Lead	18-Feb-15	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	28-Apr-14	DBLCOGCE Index	31 May 06
Silver	28-Jan-15	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-14	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-14	DBLCYEKW Index	31 May 06
Corn	12-Dec-14	DBLCOCNE Index	31 May 06
Soybean	14-Nov-14	DBLCYESS Index	31 May 06
Cotton	08-Dec-14	DBLCYECE Index	31 May 06
Sugar	30-Jun-14	DBLCYESB Index	31 May 06
Coffee	19-Mar-14	DBLCYEKC Index	31 May 06
Cocoa	15-Dec-14	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 31 Jan 2014

Deutsche Bank

74

Risk Considerations

[]  The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]  The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]  The Optimum Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.
    However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective

[]  The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.
    However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]  The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]  The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the Risk
    Parity strategy may not be successful in achieving the desired objective

[]  The DB Commodity Backwardation Alpha 22 Index adopts a long-short strategy of taking a long position in 11 of the 22 index commodities with the highest positive roll yields in backwardated markets (or the lowest negative roll yields in contango markets), in conjunction with the Optimum Yield Enhanced strategy described herein, and taking a short position in the remaining 11 index commodities. However, the long-short strategy and Optimum Yield
    Enhanced strategy employed by the DB Commodity Backwardation Alpha 22 Index may not be successful, and the index may not be able to achieve its desired objective

Risk Considerations (Cont'd)

[]  Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Past Performance

[]  An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]  Some of the indices described herein have very limited performance history

Index Comparison

[]  In this document, various performance-related statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only. No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche Bank and/or non-Deutsche Bank indices in the future.
    Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche Bank indices will remain the same in the future

Backtesting

[]  Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. The index methodology of each index was designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected its performance. The returns of an index prior to such index's Live Date were achieved by means of a retroactive application of such backtested index methodology designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Important Notes

Additional Information (including index methodology and rules) about the
Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-0703

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

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